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                                                                  EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-56550 of CitFed Bancorp, Inc. on Form S-8 of our report dated January 17, 1997 appearing in the Annual Report on Form 11-K of the Citizens Federal Bank, F.S.B. and Related Companies Savings and Investment 401(k) Plan for the year ended August 31, 1996.


DELOITTE & TOUCHE LLP

February 14, 1997
Dayton, Ohio